                                                                   Exhibit 10.33

                            EQUITY RIGHT PURCHASE AND

                           LICENSE AMENDMENT AGREEMENT

      THIS EQUITY RIGHT PURCHASE AND LICENSE AMENDMENT AGREEMENT ("Agreement") is entered into December 30, 2003 ("Effective Date") by and between IGEN International, Inc. ("IGEN"), and Proteinix, Inc., ("Company"). Capitalized terms not defined herein shall have the meaning ascribed to them in the 1993 Agreement (as defined herein).

      WHEREAS, on December 14, 1993, IGEN and the Company entered into a term sheet agreement for the consolidation of certain research projects (as amended, the "1993 Agreement");

      WHEREAS, pursuant to the 1993 Agreement, in the event that no Major Financing is conducted prior to December 31, 2003, certain payments made by IGEN to the Company would be treated as an equity investment and converted into 4.5% of the Company's fully diluted equity ("Equity Right"); and

      WHEREAS, the Company has agreed to repurchase from IGEN, and IGEN agrees to sell to the Company, the Equity Right;

      WHEREAS, under the 1993 Agreement IGEN granted the Company an exclusive, worldwide, perpetual license to all of IGEN's interest in the IGEN Abzymes program, including certain know-how, trade secrets, patents and patent applications without limitation other than field limitations (therapeutic and chemical synthesis) (the "IGEN License");

      WHEREAS, under the 1993 Agreement the Company granted IGEN an exclusive, worldwide perpetual license under certain know-how, trade secrets, patents and patent applications in the field of ubiquitin fusion technology for production of diagnostic reagents including antibodies, antigens and peptides, together with proprietary diagnostic product opportunities (e.g. tumor markers) (the "Company License");

      WHEREAS, the 1993 Agreement contains certain royalty provisions in the event that one party commercializes the technology licensed from the other party; and

      WHEREAS, Company desires to purchase and IGEN desires to sell to Company all of IGEN's rights in and to the patents and technology licensed to the Company pursuant to the IGEN License which patents and technology and related intellectual property are listed on Exhibit A, attached hereto and incorporated by reference herein,

      NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, and intending to amend the 1993 Agreement to the extent applicable, the parties agree as follows:

                                   ARTICLE I

                        Purchase and Sale of Equity Right

      Section 1.1 Purchase and Sale. At the Closing, pursuant to and in full satisfaction of the obligations under Section 6 of the 1993 Agreement, IGEN shall sell (or sublicense, to the extent so provided on Exhibit A hereto) to the Company, and the Company shall purchase from IGEN, upon the terms and subject to the conditions set forth herein, the Equity Right, and the Patent Rights, and the Company License shall be terminated, for an aggregate purchase price (the "Purchase Price") equal to $50,000 (the "Transaction"). From and after the Closing of the Transaction, Section 6 of the 1993 Agreement shall have no further force or effect.

                                   ARTICLE II

                     Agreements Regarding the 1993 Agreement

      Section 2.1 IGEN License. At the Closing, upon the terms and conditions set forth herein, IGEN shall sell or sublicense to Company, as applicable, and Company shall purchase or sublicense from IGEN, as applicable, all of IGEN's rights (without field limitation or any other limitation except to the extent provided on Exhibit A) in and to the patents and technology licensed to the Company pursuant to the IGEN License, which patents and technology and related trademark are listed on Exhibit A, attached hereto and incorporated by reference herein and any rights retained by IGEN pursuant to Section 3 of the 1993 Agreement and any rights obtained by IGEN pursuant to the grant back provisions of Section 3 of the 1993 Agreement (collectively, the "Patent Rights") . From and after the Closing of the Transaction, Section 2 of the 1993 Agreement, together with any obligation to pay royalties thereunder, shall terminate and be of no further force and effect. It is agreed and understood that some of the patents and patent applications that are listed therein are owned by IGEN and some are owned by third parties but licensed to IGEN. To the extent that IGEN owns such patent rights, they will be assigned to Company at Closing. To the extent that IGEN has a license to such patent rights, IGEN will assign all of its license rights to Company at Closing if IGEN has the right to do so. If the consent of a third party is required for such assignment, IGEN will cooperate fully with Company, at Company's sole cost and expense, to obtain such third party consent. Where IGEN cannot assign its license, IGEN will grant to Company a sublicense under such rights if IGEN has the right to do so. If the consent of a third party is required for such sublicense, IGEN will cooperate fully with Company, at Company's sole cost and expense, to obtain such third party consent. With respect to each patent and patent application in Exhibit A, IGEN has identified whether the rights granted hereunder to Company are in the nature of ownership, assignment of license, or a sublicense, and further whether each such license or sublicense is exclusive, semi-exclusive, or nonexclusive.

      Section 2.2 Company License. At the Closing, Section 3 of the 1993 Agreement shall be terminated and shall be of no force or effect. From and after the Closing, Company shall grant a license to IGEN (the "Diagnostic Rights License") permitting IGEN to practice all diagnostic rights in the Abzyme technology under the Patent Rights. The Diagnostic Rights License shall be a fully-paid, worldwide, perpetual, non-exlusive, non-transferable (except as specifically permitted by Section 6.8) license, without the right to grant sublicenses (except

IGEN shall be permitted to grant sublicenses to strategic partners, distributors, customers or in the context of bona fide research collaboration agreements), to practice Abzyme technology for diagnostics under the Patent Rights. The parties expressly agree that the Diagnostic Rights License does not include any rights to any improvements to the Patent Rights developed or acquired by the Company after the date of this Agreement. The Company may, but shall have no obligation to, continue, maintain or defend all or any portion of the Patent Rights.

                                  ARTICLE III

                         Representations and Warranties

      Section 3.1 Wohlstadter's Representations and Warranties. Samuel Wohlstadter represents and warrants to IGEN that: (a) he has approved this Agreement in his capacity as a stockholder and chief executive officer of the Company; (b) there are currently no negotiations or discussions concerning a Major Financing for the Company from third-party sources; and (c) all consents, filings, notices, approvals and authorizations of or with (i) any court, governmental agency or body or any self regulatory authorities, or (ii) any other person or entity, in each case to the extent required for the execution, delivery and performance by Wohlstadter of this Agreement, have been obtained or made and are in full force and effect.

      Section 3.2 Company's Representations and Warranties. The Company represents and warrants to IGEN that (a) the Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation; (b) the Company has all necessary right, power and authority to execute and deliver this Agreement, this Agreement has been duly and validly authorized, executed and delivered by the Company and is a valid and binding agreement, enforceable against the Company in accordance with its terms, and the Company has full right, power and authority to perform its obligations under this Agreement; (c) all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by the Company in connection with execution, delivery and performance of this Agreement have been obtained; (d) the execution and delivery of this Agreement, the performance of the Company's obligations hereunder (i) do not conflict with or violate any requirement of applicable laws or regulations and (ii) do not and will not conflict with, violate or breach or constitute a default or require any consent under, any contractual obligations of the Company; (e) as of the date of this Agreement, the Company has no actual knowledge that the Company, either directly or indirectly through a third party, is actively engaged in any effort to develop a commercial product that would infringe any of the granted or pending claims of the intellectual property listed on Exhibit A; and (f) the Company has not sublicensed or transferred any of its rights relating to the intellectual property listed on Exhibit A and the Company is not actively engaged in any discussions with any third party with respect to any such sublicense or transfer.

      Section 3.3 IGEN's Representations and Warranties. IGEN represents and warrants to Company that (a) IGEN is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation; (b) IGEN has all necessary right, power and authority to execute and deliver this Agreement, this Agreement has been duly and validly authorized, executed and delivered by IGEN and is a valid and binding agreement, enforceable against IGEN in accordance with its terms, and IGEN has full right, power and authority to perform its obligations under this Agreement; (c) all necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by IGEN in connection with execution, delivery and performance of this Agreement have been obtained; and (d) the execution and delivery of this Agreement, the performance of IGEN's obligations hereunder (i) do not conflict with or violate any requirement of applicable laws or regulations and (ii) do not and will not conflict with, violate or breach or constitute a default or require any consent under, any contractual obligations of IGEN.

                                   ARTICLE IV

                             Closing and Termination

      Section 4.1 Conditions Precedent.

      (a) The obligations of IGEN to consummate each of the Transaction is subject to (i) there not being in effect any injunction or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the Transaction, and (ii) the representations and warranties of Samuel Wohlstadter and the Company being true and correct as of the Effective Date and as of the Closing as if made at the Closing.

      (b) The obligations of the Company to consummate each of the Transaction are subject to (i) there not being in effect any injunction or other order issued by a court of competent jurisdiction restraining or prohibiting the consummation of the Transaction, and (ii) the representations and warranties of IGEN being true and correct as of the Effective Date and as of the Closing as if made at the Closing.

      (c) The obligations of each party to consummate each of the transactions are subject to (i) the parties obtaining the consent of Roche Holding Ltd. to this Agreement and to the Equity Right Purchase and License Amendment Agreement dated as of the date hereof between IGEN and Wellstat Therapeutics Corporation; and (ii) the parties having entered into sublicense agreements for the sublicensing by IGEN to the Company of the rights identified on Exhibit A as "Sublicensed IP, " it being understood that (x) the Company will assume all of IGEN's obligations under the portion of the licenses relating to the Sublicensed IP that is to be sublicensed to the Company, including, without limitation, the obligation to pay any minimum or other royalties or other amounts that may be due to the ultimate licensor of the Sublicensed IP with respect thereto, (y) the sublicenses will otherwise contain standard commercial terms for sublicenses generally, and (z) will provide for the reversion of the Sublicensed IP to IGEN if the Company materially defaults on any obligation under the contemplated sublicenses including without limitation any payment default or if the Company dissolves, liquidates, becomes insolvent or declares bankruptcy.


      Section 4.2 Closing. Subject to the closing conditions set forth in
Section 4.1, the closing of the Transaction (the "Closing") shall take place at the offices of IGEN no later than two business days before the transfer of assets from IGEN to BioVeris Corporation ("BioVeris") pursuant to the restructuring agreement between IGEN and Bio Veris (the "BioVeris Restructuring Date"). At the Closing: (a) IGEN will sell, transfer and deliver the Equity Right to the Company, represented by an instrument acknowledging the termination of the Equity

Right; (b) IGEN will sell, transfer and deliver the Company License to the Company, represented by an instrument acknowledging the termination of the Company License, (c) IGEN will sell, assign, transfer and deliver to the Company the Patent Rights, (d) the Company shall pay IGEN the Purchase Price by wire transfer of immediately available funds to be paid to such account designated by IGEN in writing to the Company at least one (1) business day prior to the Closing, and (e) the Company shall deliver a fully executed copy of the Diagnostic Rights License to IGEN.

      Section 4.3 Termination. This Agreement shall terminate without liability to any party if the Closing shall not have occurred on or prior to the later of
(i) the date that is thirty (30) days after the BioVeris Restructuring Date (or, if such date is not a business day, the following business day) and (ii) March 31, 2004, provided that such termination shall not relieve any party from obligation for any breach or misrepresentation prior to termination.

                                    ARTICLE V

                                 Mutual Release

      Section 5.1 Release by the Company. Effective upon the Closing, the Company, on its own behalf and on behalf of its stockholders, officers, employees, directors, agents, representatives, attorneys, predecessors, successors, and assigns, hereby fully and finally releases, acquits, and forever discharges, IGEN together with its stockholders, officers, employees, directors, agents, representatives, attorneys, predecessors, successors, and assigns, from any and all claims and obligations under the 1993 Agreement, and agrees that it will not prosecute or pursue any and all claims or actions it may now have or may have in the future with respect to any activities being conducted up to the date of this Agreement by IGEN that were directly or indirectly conducted in conjunction with the Company License.

      Section 5.2 Release by IGEN. Effective upon the Closing, IGEN, on its own behalf and on behalf of its stockholders, officers, employees, directors, agents, representatives, attorneys, predecessors, successors, and assigns, hereby fully and finally releases, acquits, and forever discharges the Company, together with its stockholders, officers, employees, directors, agents, representatives, attorneys, predecessors, successors, and assigns, from any and all claims and obligations under the 1993 Agreement, and agrees that it will not prosecute or pursue any and all claims or actions it may now have or may have in the future with respect to any activities being conducted up to the date of this Agreement by the Company that were directly or indirectly conducted in conjunction with the IGEN License.

                                  ARTICLE V I

                            Miscellaneous Provisions

      Section 6.1 Expenses. Each of the parties hereto shall pay its own expenses incurred in connection with this Agreement, except as expressly provided otherwise herein.

      Section 6.2 Further Actions. At any time or times from and after the Closing, any party shall, at the request of another party, execute and deliver any further instruments and documents and take all such further action as such other may reasonably request in order to evidence or effect the consummation of the Transaction.

      Section 6.3 Filings. Any party to this Agreement may make any filings that are required by law or by obligations pursuant to any listing agreement with any national securities exchange as a result of the Transaction.

      Section 6.4 Survival. All representations, warranties, covenants and agreements made by IGEN, the Company or Wohlstadter in this Agreement shall survive the Closing, except for the representations made in Sections 3.2 (e) and
(f), which shall survive for a period of 6 months following the Closing.

      Section 6.5 Notices. All notices, requests, consents, approvals, agreements, authorizations, acknowledgments, and other communications required or permitted among the parties shall be in writing and shall be deemed given when (a) sent by registered or certified mail, return receipt requested, postage prepaid, (b) sent via a reputable overnight courier service, or (c) sent by facsimile transmission, in each case properly addressed in accordance with the address specified below.

      If to IGEN, to:

      IGEN International, Inc.
      16020 Industrial Drive
      Gaithersburg, MD 20877
      Attention:  General Counsel

      If to the Company, to:

      Wellstat Therapeutics Corporation
      930 Clopper Road
      Gaithersburg, MD 20878
      Attention:  Legal Department

or such other address as the person to whom notice is to be given may have previously furnished to the others in writing in the manner set forth above (provided that notice of any change of address shall be effective only upon receipt thereof).

      Section 6.6 Amendment; Entire Agreement. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes an previous arrangements with respect to the subject matter hereof, whether written or oral.

      Section 6.7 Specific Performance. Each of the parties acknowledges and agrees that the other party would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the parties agrees that the other party shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity.

      Section 6.8 Assignment. No party may assign any of its rights or obligations under this Agreement without the prior written consent of the other parties, and any such attempted assignment without the prior written consent of the other parties shall be null and void except that IGEN may assign its rights and obligations hereunder to BioVeris, Inc. in connection with that certain Restructuring Agreement between IGEN and BioVeris, Inc. (f/k/a IGEN Integrated Heathcare LLC). After any assignment of this Agreement by IGEN to BioVeris, Inc, IGEN shall have no further rights or obligations under or related to this Agreement. This Agreement shall be binding on, and inure to the benefit of, the parties and their respective successors and permitted assigns.

      Section 6.9 Severability. Wherever possible, each provision hereof shall be interpreted in such manner as to be effective and valid under applicable law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions had never been contained herein unless the deletion of such provisions or provisions would result in such a material change as to cause completion of the transactions contemplated hereby to be unreasonable.

      Section 6.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.

      Section 6.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the laws that may be applicable under conflicts of laws principles.

                            {Signature Page Follows}

      IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the parties hereto on the date first written above.

                                           IGEN International, Inc.



                                           By: /s/ RICHARD MASSEY
                                              --------------------------
                                                 Name:
                                                 Title:


                                           Proteinix, Inc.



                                           By: /s/ SAMUEL WOHLSTADTER
                                              --------------------------
                                                 Name:
                                                 Title:


      The undersigned has executed the foregoing Agreement solely for the purpose of acknowledging and agreeing to the representations and warranties set forth in Section 3.1 thereof.


                                           /s/ SAMUEL WOHLSTADTER
                                           -------------------------------------
                                           Samuel Wohlstadter

                                    EXHIBIT A

                                  PATENT RIGHTS
                               ISSUED U.S. PATENTS

I.       Schochetman and Massey
                  US Patent No.  4,888,281
         US Patent No.  5,037,750
         US Patent No.  5,156,965
         US Patent No.  5,658,752
         US Patent Application No.  08/447,924

II.      Kallenbach and Kim
         US Patent No. 4,792,446 (Production of Catalytic Antibodies) US Patent No. 4,963,355 (Production of Catalytic Antibodies) US Patent No. 5,401,641 (Production of Catalytic Antibodies) US Patent No. 5,460,960 (Immunoproximity Catalysts)

III.     Method of Catalyzing Stereochemical Reactions
         US Patent No.  6,057,121

IV.      Catalytic Antibodies as Chemical Sensors
         US Patent Application No.  08/090,245

V. Interaction System Comprising Surfactant Stabilized Phase with Ab US Patent No. 5,314,642
         US Patent No.  5,641,865

VI.      Transition State Analogs
         US Patent No.  5,952,462
         US Patent Application No. 09/303,716

VII.     Peptide Analogs
         US Patent Application No. 08/134,492
         US Patent Application No. 08/476,075
         US Patent Application No. 08/471,140

VIII. Methods for Enhancing the Rate of Modification of Metastable Bonds US Patent Application No. 08/479,849

IX.      Catalytic Abs Which Hydrolyze Primary Amides
         US Patent No. 5,900,237
         US Patent Application No. 08/524,920
         US Patent Application No. 09/817,502

X.      Prodrugs Activated by  Catalytic Abs
        US Patent No. 6,258,360
        US Patent Application No. 08/392,407
        US Patent Application No. 08/325,540
        US Patent Application No.  10/205,115
        US Patent Application No. (No USPTO # yet, IGEN # 13560US2, Filed 11/3/2003)

XI.     Therapeutic Methods Using Catalytic Abs
        US Patent Application No. 07/761,868

XII.    Lipid A Analogs
        US Patent No. 5,597,573
        US Patent No. 5,593,969

XIII.   Isolation of Cat Abs Using Phage Technology
        US Patent No. 5,855,885

XIV.    Reaction-Based Selection of Catalytic Moieties
        US Patent No. 5,631,137
        US Patent No. 5,891,648
        US Patent No. 6,121,007
        US Patent No. 6,177,270

XV.     Method of Selecting Recombinant Organisms Having Surface Bound
        Catalytic Moieties (Exclusively Licensed from Universitie Catholique)(1) EP Patent No. 0617737B1 (No US Case)

XVI.    Method of Modifying Biologically Active Molecules
        US Patent Application No. 10/039,471

XVII. Sudhir Paul Patents (Note: the 5,236,836 patent is assigned to U. Nebraska and non-exclusively licensed to IGEN, the others are assigned to IGEN and non-exclusively licensed to Abgenix)(2)
        A.  Autoantibodies Which Enhance the Rate of a Chemical Reaction
            US Patent No. 5,236,836
            US Patent No. 5,602,015
            US Patent No. 5,599,538

        B.  Inhibitors of Catalytic Abs
            US Patent No. 5,194,585
            US Patent No. 6,048,717

        C.  Cat Ab Components


----------

(1) To be assigned or sublicensed if permissible.

(2) To be assigned or sublicensed if permissible.

             US Patent No. 5,229,272
             US Patent No. 5,658,753

         D.  Mab Elicited to a Polypeptide Antigen Ground State
             US Patent No. 5,318,897

and all continuations, divisionals, continuations-in-part, substitutions, reissues, reexaminations, renewals, extensions, confirmation patents, registration patents, patents of addition, and foreign counterparts of any of the above, as well as patents and patent applications that claim priority to a priority application of one or more of the above.

XVIII.   Sublicensed IP.

The following will be the subject of sublicenses to be agreed upon between IGEN and the Company, it being understood that IGEN will be obligated to grant a sublicense under the following licenses only for all fields except diagnostics and only to the extent the underlying intellectual property relates solely to catalytic antibodies or is necessary for the practice thereof:

A. EXCLUSIVE LICENSE RIGHTS SET FORTH IN PARAGRAPH 7 OF COLLABORATION AGREEMENT WITH CAMBRIDGE ANTIBODY TECHNOLOGY DATED JULY 8, 1991 (THE "CAT LICENSE")

           IGEN will grant a sublicense only with respect to the Exclusive Field defined as the isolation, manufacture, use or sale of all Catalytic Antibodies and molecules derived therefrom;.

           The patent under which the sublicense will be granted is referred to in Paragraph 0.3 of the CAT License as: PCT application No. PCT/GB91/01134 (W0 92/01047) "Methods for Producing Members of Specific Binding Pairs" by McCafferty, Pope, Johnson, et al.

B. EXCLUSIVE LICENSE RIGHTS SET FORTH IN PARAGRAPH 6 OF THE COLLABORATION AGREEMENT WITH OPTEIN DATED MARCH 13, 1992

      IGEN will grant a sublicense only with respect to the Exclusive Field , which is defined to include only US 5,658,754 by Kawasaki issued August 19, 1997 Cell-free synthesis and isolation of novel genes and polypeptides

C. EXCLUSIVE LICENSE SET FORTH IN PARAGRAPH 5.1(A) OF AGREEMENT WITH UNIVERSITY OF WASHINGTON DATED APRIL 1, 1995

      IGEN will grant a sublicense only with respect to the Exclusive Field, which is defined in to include catalytic antibodies application of US 5,824,469 by Horwitz , et al. October 20, 1998 Method for producing novel DNA sequences with biological activity

XIX. US TRADEMARK REGISTRATION NO. 1,819, 599 FOR ABZYME(R), TOGETHER WITH THE GOODWILL OF THE BUSINESS ASSOCIATED WITH THE TRADEMARK


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